Exhibit 99.2

February 8, 2018

Twitter Announces Fourth Quarter and Fiscal Year 2017 Results

Reports Record Quarterly Revenue, First Quarter of GAAP Profitability, and Fifth Consecutive Quarter of Double-Digit DAU Year-Over-Year Growth in Q4

SAN FRANCISCO, California - Twitter, Inc. (NYSE: TWTR) today announced financial results for its fourth quarter and fiscal year 2017.

“Q4 was a strong finish to the year,” said Jack Dorsey, Twitter CEO. “We returned to revenue growth, achieved our goal of GAAP profitability, increased our shipping cadence, and reached five consecutive quarters of double digit DAU growth. I’m proud of the steady progress we made in 2017, and confident in our path ahead.”

Fourth Quarter 2017 Operational and Financial Highlights

The company reported fourth quarter revenue of $732 million, an increase of 2% year-over-year. Quarterly GAAP net income was $91 million, representing a GAAP net margin of 12% and GAAP diluted EPS of $0.12. This compares with a quarterly GAAP net loss of $167 million, a GAAP net margin of (23%) and GAAP diluted EPS of ($0.23) for the same period last year.

Quarterly non-GAAP net income was $141 million, or $0.19 per diluted share. This compares with a quarterly non-GAAP net income of $78 million, or $0.11 per diluted share for the same period last year.

Adjusted EBITDA was $308 million or 42% of total revenue, compared to $215 million or 30% of total revenue for the same period last year.

Average MAU was 330 million for the quarter, flat quarter-over-quarter and up 4% year-over-year. Average DAU grew 12% year-over-year, marking the fifth consecutive quarter of double-digit growth.

Fiscal Year 2017 Financial Highlights

Total annual revenue was $2.4 billion, a decrease of 3% year-over-year. GAAP net loss narrowed to $108 million and a net margin of (4%) in 2017, compared to $457 million and a net margin of (18%) in 2016. Adjusted EBITDA for the full year was $863 million with a 35% margin compared to $751 million and 30% margin for the previous year.

Annual stock-based compensation expense decreased 29% year-over-year to $434 million, or 18% of total revenue, down from $615 million, or 24% of total revenue in 2016.

GAAP net cash provided by operating activities in the period was $831 million, an increase from $763 million in the previous year. Annual capital expenditures were approximately $281 million, a decrease of 12% from 2016. The company generated $550 million in annual adjusted free cash flow compared to $444 million in 2016, and ended the year with $4.4 billion in cash, cash equivalents, and marketable securities.

“We’re pleased with our performance in 2017 and our return to revenue growth in the fourth quarter,” said Ned Segal, Twitter CFO. “Total revenue in the fourth quarter increased 2% year-over-year, and owned-and-operated advertising revenue increased 7% year-over-year, driven by continued strong engagement growth, improvements in our revenue products, improved return for advertisers, and better sales execution. We achieved record GAAP net margins and our long-term target adjusted EBITDA margin range in the quarter, reflecting our continued prioritization and disciplined execution.”

Outlook

For Q1, we expect:

•	Adjusted EBITDA to be between $185 million and $205 million
•	Adjusted EBITDA margin to be between 33% and 34%
•	Stock-based compensation expense to be in the range of $100 million to $110 million

For FY 2018, we expect:

•	Stock-based compensation expense to be in the range of $350 million to $450 million
•	Capital expenditures to be between $375 million and $450 million

Note that our outlook for Q1 and the full year 2018 reflects foreign exchange rates as of January 22, 2018.

For more information regarding the non-GAAP financial measures discussed in this release please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below. Guidance for adjusted EBITDA and adjusted EBITDA margin excludes stock-based compensation expense, depreciation and amortization expense, interest and other expense, net, provision (benefit) for income taxes, restructuring charges and one-time nonrecurring gain. We have not reconciled adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss), other than stock-based compensation expense, as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Twitter’s complete fourth quarter and fiscal year 2017 financial results can be found by accessing the company’s Shareholder Letter at: https://investor.twitterinc.com/releases.cfm.

Webcast and Conference Call Details

Twitter will host a conference call today, Thursday, February 8, 2017 at 5:00 a.m. Pacific Time (8:00 a.m. Eastern Time) to discuss financial results. The company will be following the conversation about the earnings announcement on Twitter. To have your questions considered during the Q&A, Tweet your questions to @TwitterIR using #TWTR. To listen to a live audio webcast, please visit the company's Investor Relations page at investor.twitterinc.com. Twitter has used, and intends to continue to use, its Investor Relations website and the Twitter accounts of @jack, @twitter and @TwitterIR as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Twitter, Inc. (NYSE: TWTR)

Twitter is what’s happening in the world and what people are talking about right now. From breaking news and entertainment to sports, politics, and everyday interests, see every side of the story. Join the open conversation. Watch live streaming events. Available in more than 40 languages around the world, the service can be accessed via twitter.com, an array of mobile devices, and SMS. For more information, please visit about.twitter.com, follow @Twitter, and download both the Twitter and Periscope apps at twitter.com/download and periscope.tv.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Twitter's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Twitter’s future financial and operating performance, including its outlook and guidance, Twitter's strategies, priorities, product and business plans, sales execution, and Twitter’s expectations regarding its ability to increase return for advertisers. Twitter's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: Twitter's user base and engagement do not grow or decline; Twitter’s strategies, priorities or plans take longer to execute than anticipated; Twitter's new products and product features do not meet expectations; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; and Twitter experiences expenses that exceed its expectations. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 filed with the Securities and Exchange Commission. Additional information will also be set forth in Twitter's Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The forward-looking statements in this release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics

Twitter defines monthly active users (MAUs) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through our website, mobile website, desktop or mobile applications, SMS or registered third-party applications or websites in the 30-day period ending on the date of measurement. Average MAUs for a period represent the average of the MAUs at the end of each month during the period. Twitter defines daily active usage or users (DAU) as Twitter users who logged in or were otherwise authenticated and accessed Twitter through our website, mobile website or mobile applications on any given day. Average DAUs for a period represent the average of the DAUs at the end of such period. Prior to Q3 2016, Twitter has discussed DAUs and the ratio of MAUs to DAUs. In those instances, for comparability and consistency with MAUs, DAUs also included users who accessed Twitter through our desktop applications and third-party properties.

Non-GAAP Financial Measures

To supplement Twitter's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Twitter considers certain financial measures that are not prepared in accordance with GAAP, including adjusted EBITDA, non-GAAP net income, non-GAAP income before income taxes, non-GAAP provision for income taxes, adjusted EBITDA margin, non-GAAP diluted EPS and adjusted free cash flow. Twitter defines adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization expense, interest and other expense, net, provision (benefit) for income taxes, and restructuring charges and one-time nonrecurring gain; and Twitter defines non-GAAP net income as net income (loss) adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, impairment of investments in privately-held companies, restructuring charges and one-time nonrecurring gain, and adjustment to income tax expense based on the non-GAAP measure of profitability using Twitter’s blended US statutory tax rate (which was 37% for Q4 and FY2017). Twitter defines non-GAAP income before income taxes as income (loss) before income taxes adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, non-cash interest expense related to convertible notes, non-cash expense related to acquisitions, impairment of investments in privately held companies, restructuring charges, and one-time nonrecurring gain; and Twitter defines non-GAAP provision for income taxes as the current and deferred income tax expense commensurate with the non-GAAP measure of profitability using Twitter’s blended US statutory tax rate. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP diluted EPS is calculated by dividing non-GAAP net income by non-GAAP share count. Non-GAAP share count is GAAP share count plus potential common stock instruments such as stock options, RSUs, shares to be purchased under employee stock purchase plan, unvested restricted stock, the conversion feature of convertible senior notes and warrants. Adjusted free cash flow is GAAP net cash provided by operating activities less capital expenditures (i.e., purchases of property and equipment including equipment purchases that were financed through capital leases, less proceeds received from disposition of property and equipment). Twitter is presenting these non-GAAP financial measures to assist investors in seeing Twitter's operating results through the eyes of management, and because it believes that these measures provide an additional tool for investors to use in comparing Twitter's core business operating results over multiple periods with other companies in its industry.

Twitter uses the non-GAAP financial measures of adjusted EBITDA, non-GAAP net income, non-GAAP income before income taxes, non-GAAP provision for income taxes, adjusted EBITDA margin and non-GAAP diluted EPS in evaluating its operating results and for financial and operational decision-making purposes. Twitter believes that adjusted EBITDA, non-GAAP net income, adjusted EBITDA margin and non-GAAP diluted EPS help identify underlying trends in its business that could otherwise be masked by the effect of the expenses and one-time gains or charges that it excludes in adjusted EBITDA, non-GAAP net income, adjusted EBITDA margin and non-GAAP diluted EPS. Twitter also believes that adjusted EBITDA, non-GAAP net income, adjusted EBITDA margin and non-GAAP diluted EPS provide useful information about its operating results, enhance the overall understanding of Twitter's past performance and future prospects and allow for greater transparency with respect to key metrics used by Twitter's management in its financial and operational decision-making. Twitter uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. In addition, Twitter believes that adjusted free cash flow provides useful information to management and investors about the amount of cash from operations and that it is typically a more conservative measure of cash flows. However, adjusted free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of its ability to fund its cash needs.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

Contacts

Investors:
Cherryl Valenzuela

ir@twitter.com

Press:

Kristin Binns

press@twitter.com

TWITTER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Non-GAAP net income and net income per share:
Net income (loss)	$91,079	$(167,054)	$(108,063)	$(456,873)
Exclude: Provision for income taxes	2,474	4,808	12,645	16,039
Income (loss) before income taxes	93,553	(162,246)	(95,418)	(440,834)
Stock-based compensation expense	102,454	138,095	433,806	615,233
Amortization of acquired intangible assets	4,929	27,220	46,537	69,338
Non-cash interest expense related to convertible notes	20,417	19,070	80,061	74,660
Impairment of investments in privately-held companies	—	—	62,439	—
Restructuring charges and one-time nonrecurring gain	3,102	101,249	(5,427)	101,296
Non-GAAP income before income taxes	224,455	123,388	521,998	419,693
Non-GAAP provision for income taxes	83,048	45,654	193,139	155,287
Non-GAAP net income	$141,407	$77,734	$328,859	$264,406
GAAP basic shares	741,822	713,618	732,702	702,135
Dilutive equity awards (1)	12,809	14,357	9,521	13,009
Non-GAAP diluted shares (2)	754,631	727,975	742,223	715,144
Non-GAAP diluted net income per share	$0.19	$0.11	$0.44	$0.37
Adjusted EBITDA:
Net income (loss)	$91,079	$(167,054)	$(108,063)	$(456,873)
Stock-based compensation expense	102,454	138,095	433,806	615,233
Depreciation and amortization expense	92,520	119,390	395,867	402,172
Interest and other expense, net	16,545	18,619	134,158	73,626
Provision for income taxes	2,474	4,808	12,645	16,039
Restructuring charges and one-time nonrecurring gain	3,102	101,249	(5,427)	101,296
Adjusted EBITDA	$308,174	$215,107	$862,986	$751,493
Adjusted free cash flow:
Net cash provided by operating activities	$198,107	$196,543	$831,209	$763,055
Less: purchases of property and equipment	(40,159)	(48,105)	(160,742)	(218,657)
Plus: proceeds from sales of property and equipment	—	—	2,783	—
Less: equipment purchases under capital leases	(22,602)	(37,259)	(123,235)	(100,281)
Adjusted free cash flow	$135,346	$111,179	$550,015	$444,117

(1) Gives effect to potential common stock instruments such as stock options, RSUs, shares to be issued under ESPP, unvested restricted stock and warrant. There is no dilutive effect of the notes nor the related hedge and warrant transactions.

(2) GAAP dilutive shares are the same as Non-GAAP dilutive shares for the three months ended December 31, 2017.